                                                                    Exhibit 23.4

                                   CONSENT OF
                           KUNZMAN & BOLLINGER, INC.

         We consent to the incorporation by reference, the use, and all references to us in the Registration Statement, No. 333-117035, in the Registration Statement on Form 8-A filed under Section 12(g) of the Securities and Exchange Act of 1934, and any pre or post-effective amendments thereto, for Atlas America Public #14-2004 L.P., of our opinion included as Exhibit 5 and our opinion included as Exhibit 8 in the Exhibits to the Registration Statement for Atlas America Public #14-2004 Program on Form S-1, No. 333-117035, filed June 30, 2004, and Pre-Effective Amendment No. 1 to the Registration Statement, No. 333-117035, filed September 8, 2004.


                                                 /s/  Kunzman & Bollinger, Inc.
                                                 ------------------------------
                                                      KUNZMAN & BOLLINGER, INC.


Oklahoma City, Oklahoma
April 18, 2005